SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2006

UNIVERSAL FOOD & BEVERAGE COMPANY

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27853	86-0913555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3830 Commerce Drive, St. Charles, Illinois	60174
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 630-584-8670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2006, Universal Food & Beverage Company (the “Company”) issued $300,000 in principal amount of secured exchangeable notes (the “Bridge Notes”). The Company sold the securities to accredited investors who are current shareholders in reliance on Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The form of Bridge Note is attached as an exhibit to this Current Report on Form 8-K.

The Bridge Notes mature on the earlier of (i) August 30, 2006 or (ii) upon a Qualified Financing (as defined below), unless otherwise extended by the holders. Interest at the rate of 12% per annum is payable on the maturity date.

Upon a Qualified Financing, the Bridge Notes will be exchanged for the securities issued in such Qualified Financing, at a price equal to 100% of the outstanding principal of the Bridge Notes plus accrued and unpaid interest on Bridge Notes being exchanged.

A “Qualified Financing” is our issuance of any debt, equity or equity equivalent instrument, with aggregate gross proceeds to us of at least $2 million.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion above under Item 1.01 with respect to the issuance of the Bridge Notes.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation Under an Off-Balance Sheet Arrangement.

As described in Item 3.01 below, the Company’s common stock will be delisted from the OTC Bulletin Board on June 25, 2006 if it does not timely file its required SEC Reports before that time. Pursuant to the terms of the Company’s Series A preferred stock, a “Triggering Event” includes a suspension of trading of the Company’s common stock on the OTC Bulletin Board for a period of five (5) consecutive trading days. To the extent that the delisting is deemed a “suspension of trading” and the Company is unable to have its common stock listed on the OTC Bulletin Board within such five-day period, the holders of the Series A preferred stock will have the right to require the Company to redeem all or a portion of their Series A preferred stock under the terms of the Series A preferred stock.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company was listed on the OTC Bulletin Board’s (“OTCBB”) List of OTCBB Filing Delinquent Companies and its symbol has been appended with an “E” modifier effective May 26, 2006. The Company is non-compliant with NASD Rule 6530 (the “Eligibility Rule”) for failure to timely file its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 and an amendment to its Form 8-K dated February 21, 2006 to file financial statements required in connection with the Company’s acquisition of the Savannah, Georgia plant and assets of California Natural Products. The Company’s common stock may be removed from the OTCBB if these Reports are not filed by June 25, 2006, the grace period expiration date set forth on the list of OTCBB Filing Delinquent Companies.

See Item 8.01 below for additional information relating to the circumstances surrounding the Company’s failure to timely file these Reports.

Item 3.02 Unregistered Sales of Equity Securities

See the discussion above under Item 1.01 with respect to the issuance of the Bridge Notes.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, August J. Liguori was named a director of the Company to fill an existing vacancy on the Board of Directors by unanimous written consent of the remaining directors in accordance with the Company’s By-laws and Nevada law.

On June 1, 2006, at a meeting of the Company’s Board of Directors, Duane N. Martin resigned in person and effective immediately from his position as Chief Executive Officer of the Company stating his intention to pursue other opportunities. No written communication accompanied this resignation. See Item 8.01 below for additional information relating to the circumstances surrounding Mr. Martin’s resignation.

On June 1, 2006, at a meeting of the Company’s Board of Directors, August J. Liguori was named acting Chief Executive Officer, in addition to the positions as Chief Financial Officer and Secretary of the Company he has held since April 1, 2006.

By letter dated June 6, 2006, Duane N. Martin resigned as a director of the Company. A copy of this resignation letter is attached as to this Current Report on Form 8-K as an exhibit.

No later than the day the Company files this Current Report on Form 8-K with the SEC, the Company will provide Mr. Martin with a copy of the disclosures that it is making in this Current Report on Form 8-K and inform him that he has the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Current Report on Form 8-K, and, if not, stating the respects in which he does not agree. Any letter received from Mr. Martin will be filed with the SEC as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt of such letter by the Company.

On June 6, 2006, Bruce D. Nevaiser was named a director of the Company to fill the vacancy on the Board of Directors created by Mr. Martin’s resignation by unanimous written consent of the remaining directors in accordance with the Company’s By-laws and Nevada law.

Mr. Neviaser has served as Chairman of the Board of Great Wolf Resorts, Inc., a family entertainment resort company, since it commenced operations in May 2004. Mr. Neviaser co-founded the predecessor companies of Great Wolf Resorts, Inc., and from 1992 until completion of Great Wolf Resorts, Inc.’s initial public offering served as the Co-Chairman of The Great Lakes Companies, Inc. and its predecessor companies (Great Lakes), where he was involved in strategic planning, investment structuring and obtaining debt and equity capital. Mr. Neviaser has over 25 years of experience in hotel and commercial real estate management, development and acquisition. He is currently a General Partner of Continuum Investment Partners, a Wisconsin investment firm. Mr. Neviaser was recently appointed to the Advisory Board of the Weinert Center for Entrepreneurship at the University of Wisconsin-Madison School of Business and is an active leader in his community. Mr. Neviaser currently owns approximately 8.88% of the Company’s outstanding common stock.

Item 8.01 Other Events.

In connection with his preparation of the interim financial information for the first quarter of 2006, the Company’s Chief Financial Officer discovered certain financial transactions involving

Mr. Martin that did not appear to be properly reflected in the Company’s financial records. As a result, the Company’s Board of Directors is undertaking a complete investigation into all of the activities of Mr. Martin during his tenure with the Company and intends to hire an independent certified fraud/forensic auditor to assist it in that investigation. At the June 1, 2006 Board meeting, Mr. Martin stated that he intended to cooperate in the Company’s investigation and looks forward to its prompt conclusion. Once it makes its findings, the Board intends to take all appropriate additional actions consistent with the best interest of shareholders.

The Company’s independent auditors, BDO Seidman LLP, has informed the Company that it will not review the Company’s interim financial information for the first quarter of 2006 until the Company completes its aforementioned investigation and the Company has been able to assess the financial impact of the activities under investigation. Until it receives its auditors’ review, the Company will not be able to file its Quarterly Report on Form 10-Q.

The Company is negotiating a $2 million Qualified Financing with the Bridge Notes investors and certain other accredited investors. Subject to final documentation the Company expects to complete this financing prior to June 30, 2006, provided that there can be no assurance that this financing can be completed. The Company will file a Current Report on Form 8-K with respect to this financing if it is completed.

The Company issued three press releases on June 7, 2006 relating to the subject matter of this Current Report on Form 8-K and certain other developments relating to the Company and its financial condition. These press releases are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is included herein:

(c)	Exhibits

4.1	Form of Bridge Note.

99.1	Letter dated June 6, 2006 from Duane N. Martin to the Board of Directors of the Company.

99.2	Press Release dated June 7, 2006.

99.3	Press Release dated June 7, 2006.

99.4	Press Release dated June 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2006	UNIVERSAL FOOD & BEVERAGE COMPANY
(Registrant)

/S/ August J. Liguori
August J. Liguori
Chief Executive Officer, Chief Financial Officer and Secretary